Exhibit 32.1
CERTIFICATION PURSUANT TO RULES 13A-14(B) OR RULE 15D-14(B) OF THE SECURITIES
EXCHANGE ACT AND 18 U.S.C. §1350
     The undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his or her capacity as an officer of Birmingham Bloomfield Bancshares, Inc., that, to his or her knowledge, the Quarterly Report of Birmingham Bloomfield Bancshares, Inc. on Form 10-QSB for the period ended March 32, 2006, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Birmingham Bloomfield Bancshares, Inc.. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-QSB. A signed original of this statement has been provided to Birmingham Bloomfield Bancshares, Inc. and will be retained by Birmingham Bloomfield Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
Date: May 5, 2006
/s/ Robert E. Farr
Robert E. Farr
Chief Executive Officer
/s/ Richard J. Miller
Richard J. Miller
Chief Financial Officer

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